As filed with the Securities and Exchange Commission on February 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5083	46-5158469
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, CO 80026

(720) 390-3880

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Bradley J. Nattrass

Chief Executive Officer

1751 Panorama Point, Unit G

Lafayette, CO 80026

(720) 390-3880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. David Mannheim Michael K. Bradshaw, Jr. Nelson Mullins Riley & Scarborough LLP 4140 Parklake Avenue, Suite 200 Raleigh, NC 27612 (919) 329-3800	Rob Condon Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ (File Number 333-250120)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee (3)
Common stock, par value $0.001 per share	$10,350,000	$1,129.19
Warrants to be issued to the representative of the underwriters (4)	–	–
Common stock underlying warrants to be issued to the representative of the underwriters (5)	$646,875	$70.57
Total	$10,996,875	$1,199.76

(1)	Represents only the additional number of shares being registered and includes shares of common stock issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-250120).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(3)	The Registrant previously registered securities with an aggregate offering price not to exceed $54,984,375 on a Registration Statement on Form S-1, as amended (File No. 333-250120), for which a filing fee of $5,998.80 was previously paid. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed aggregate offering price of $10,996,875 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.
(4)	No registration fee required pursuant to Rule 457(g).
(5)	Represents only the additional proposed aggregate offering price of representative’s warrants.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by urban-gro, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-250120) (the “Prior Registration Statement”), initially filed by the Registrant on November 16, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 11, 2021. This registration statement covers the registration of an additional amount of securities having a proposed aggregate offering price of $10,996,875. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1, as amended (SEC File No. 333-250120) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of BF Borgers CPA PC, independent registered accounting firm for the Company
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24	Power of Attorney (Incorporated by reference to Exhibit 24 filed with the Company’s Registration Statement on Form S-1 on November 16, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Colorado, on the 11th day of February, 2021.

URBAN-GRO, INC.

By:	/s/ Bradley J. Nattrass
Bradley J. Nattrass
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Bradley J. Nattrass	Chief Executive Officer and Director (principal executive officer)	February 11, 2021
Bradley J. Nattrass
/s/ Richard A. Akright *	Chief Financial Officer and Director (principal financial officer)	February 11, 2021
Richard A. Akright
/s/ James H. Dennedy *	Director	February 11, 2021
James H. Dennedy
/s/ Lance Galey *	Director	February 11, 2021
Lance Galey
/s/ James R. Lowe *	Director	February 11, 2021
James R. Lowe
/s/ Lewis O. Wilks *	Director	February 11, 2021
Lewis O. Wilks

* Indicates that such individual signed their name pursuant to the power of attorney previously filed as Exhibit 24 to the Prior Registration Statement.